Exhibit 1.1

Join ProPhase Labs’ Exclusive Live Investor Webinar and Q&A Session on February 3rd

UNIONDALE, NY, February 2, 2026 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (OTC: PRPH) (“ProPhase” or the “Company”) is pleased to invite investors to a webinar on Tuesday, February 3, 2026, at 4:15 p.m. ET.

The exclusive event, hosted by RedChip Companies, will feature ProPhase Labs Chairman and CEO Ted Karkus. Attendees will gain an in-depth look at ProPhase’s dynamic portfolio of high-growth healthcare assets spanning molecular diagnostics, genomics, and consumer health. Karkus will highlight recent milestones, including full U.S. patent approval and clinical validation of its BE-Smart™ Esophageal Cancer Test, a groundbreaking diagnostic designed for early cancer detection in a $7–14 billion addressable market. The presentation will also cover ProPhase’s strategic initiative with Crown Medical Collections to recover more than $50 million in COVID-19 receivables, its streamlined cost structure, and its consumer genomics business Nebula Genomics, which houses one of the world’s largest and most diverse DNA datasets. With multiple near-term catalysts, including the planned commercialization of BE-Smart™ and expansion of its DNA Complete® and DNA Expand™ product lines, ProPhase is positioned to unlock significant shareholder value as a lean, innovation-driven healthcare company.

A live question and answer session will follow the presentation.

To register for the free webinar, please visit: https://www.redchip.com/webinar/PRPH/89160870488

Questions can be pre-submitted to PRPH@redchip.com or online during the live event.

About ProPhase Labs Inc.

ProPhase Labs Inc. (OTC: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development, such as our potentially life-saving test for the early detection of esophageal cancer, and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Details about these risks and uncertainties can be found in our filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Relations Contact:

Dave Gentry, CEO

RedChip Companies, Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

PRPH@redchip.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com